SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 9, 2003

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 West Chester Pike West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On September 9, 2003, Nobel Learning Communities, Inc. issued a press release announcing that the Company raised $6.9 million through the sale of its Desert Heights Charter School in Arizona and an investment by Camden Partners Holdings, LLC, Allied Capital Corporation, Mollusk Holdings, LLC and Blesbok Holdings, LLC. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7(c).	Exhibits.

Exhibit
99.1	Press Release issued on September 9, 2003 announcing that the Company raised $6.9 million through the sale of its Desert Heights Charter School in Arizona and an investment by Camden Partners Holdings, LLC, Allied Capital Corporation, Mollusk Holdings, LLC and Blesbok Holdings, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

Date: September 16, 2003	By:	/s/ GEORGE H. BERNSTEIN
George H. Bernstein Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued on September 9, 2003 announcing that the Company raised $6.9 million through the sale of its Desert Heights Charter School in Arizona and an investment by Camden Partners Holdings, LLC, Allied Capital Corporation, Mollusk Holdings, LLC and Blesbok Holdings, LLC.